Exhibit 99.1

SUNITE RIGHT BANNER SHENGYUAN OIL AND GAS

TECHNOLOGY DEVELOPMENT CO., LTD

INDEX TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2011

SUNITE RIGHT BANNER SHENGYUAN OIL AND GAS TECHNOLOGY DEVELOPMENT CO., LTD.
BALANCE SHEETS

		As of
		March 31, 2011	December 31, 2010
		(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$775	$768

Total current assets		775	768

Property, plant and equipment
-	Proved oil properties	3,385,583	3,348,594
-	Unproved oil properties	8,105,268	8,035,144
-	Fixed assets	23,240	25,098

TOTAL ASSETS		$11,514,866	$11,409,604

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable		$311,707	$308,798
Accruals and other payables		92,866	92,000
Amount due to a shareholder		10,526,860	10,416,444

Total current liabilities		10,931,433	10,817,242

NON-CURRENT LIABILITIES
Deferred tax liabilities		104,164	103,192

TOTAL LIABILITIES		11,035,597	10,920,434

SHAREHOLDERS' EQUITY
Paid-up capital		439,142	439,142
Accumulated other comprehensive income		18,576	14,015
Retained earnings		21,551	36,013

Total shareholders' equity		479,269	489,170

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$11,514,866	$11,409,604

The accompanying notes are an integral part of these financial statements

SUNITE RIGHT BANNER SHENGYUAN OIL AND GAS TECHNOLOGY DEVELOPMENT CO., LTD.
UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended March 31,
	2011	2010

REVENUE
Sales of crude oil	$-	$-

OPERATING EXPENSES
General and administrative expenses	12,257	20,273
Depreciation of fixed assets	2,205	2,120
Total operating expenses	14,462	22,393

LOSS BEFORE INCOME TAXES	(14,462)	(22,393)

Income tax expenses	-	-

NET LOSS	(14,462)	(22,393)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	4,561	13,765

COMPREHENSIVE LOSS	$(9,901)	$(8,628)

The accompanying notes are an integral part of these financial statements

SUNITE RIGHT BANNER SHENGYUAN OIL AND GAS TECHNOLOGY DEVELOPMENT CO., LTD.
UNAUDITED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,462)	$(22,393)
Adjusted to reconcile net loss to cash used in operating activities:
Depreciation of fixed assets	2,205	2,120
Changes in operating assets and liabilities
Increase in:
Other receivables	-	(359,042)
Increase in:
Accounts payable	-	91,767

Net cash used in operating activities	(12,257)	(287,548)

CASH FLOWS FROM INVESTING ACTIVITIES
Addition to oil properties	-	(8,829,051)
Net cash used in investing activities	-	(8,829,051)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from a stockholder	12,296	9,097,244
Net cash generated from financing activities	12,296	9,097,244

EFFECT OF EXCHANGE RATE ON CASH	(32)	40,641

NET INCREASE IN CASH AND CASH EQUIVALENTS	7	21,286

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	768	295

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$775	$21,581

The accompanying notes are an integral part of these financial statements

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sunite  Right  Banner  Shengyuan  Oil  and  Gas  Technology  Development  Co.,  Ltd.  (the “Company”) is a limited liability company duly incorporated in Sunite Right Banner, Inner Mongolia, the People Republic of China (“PRC”) under the laws and regulations of the PRC. Its registered capital is RMB3,000,000, and its registered address is A’er Shan Street at Xilin Road, Saihan Tala Town, Sunite Right Banner.

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“USGAAP”) for interim financial information and rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by USGAAP for complete financial statements.

In the opinion of management, the unaudited financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position as of March 31, 2011, the results of operations and cash flows for the three months ended March 31, 2011 and 2010. The results for the three months ended March 31, 2011 are not necessarily indicative of the results to be expected for a full year. These financial statements should be read in conjunction with the audited financial statements and footnotes of the Company for the years ended December 31, 2010 and 2009.

Use of estimates

The preparation of the financial statements for the Company in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The Company’s financial statements are based on a number of significant estimates, including oil reserve quantities which are the basis for the calculation of depreciation, depletion and amortization of oil properties, timing and costs associated with its retirement obligations and impairments to unproved and proved oil properties.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are expensed as incurred.

Depreciation is provided on a straight-line basis, less estimated residual values over the assets’ estimated useful lives. The estimated useful lives are as follows:

Furniture, fixtures and equipment	4 Years
Motor vehicles	4 Years

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

The Company has adopted a three-level valuation hierarchy for disclosures of fair value measurement in order to enhance disclosures related to fair value measures of financial instruments. The three levels are defined as follow:

·	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

·
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. As of March 31, 2011 and December 31, 2010, the Company had no level 2 or level 3 assets or liabilities.

The carrying values of cash and cash equivalents, accounts and other payables, and amount due to a shareholder approximate their fair values due to the short maturities of these instruments.

Oil properties

The Company uses the full cost method of accounting for oil properties.  As the Company currently maintains oil operations in only one country (the PRC), the Company has only one cost center.  All costs incurred in the acquisition, exploration, and development of properties (including costs of surrendered and abandoned leaseholds, delay lease rentals, dry holes and overhead related to exploration and development activities) and the fair value of estimated future costs of site restoration, dismantlement, and abandonment activities are capitalized.

Investments in unproved properties, including capitalized interest costs, are not depleted pending determination of the existence of proved reserves.  Unproved reserves are assessed periodically to ascertain whether impairment has occurred.  Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding periods of the properties, and geographic and geologic data obtained relating to the properties.  Where it is not practicable to assess individually the amount of impairment of properties for which costs are not individually significant, such properties are grouped for purposes of assessing impairment.  The amount of impairment assessed is added to the costs to be amortized, or is reported as a period expense, as appropriate.  As of March 31, 2011 and December 31, 2010, the Company had unproved oil properties of $8,105,268 and $8,035,144, respectively.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Oil properties (continued)

Under the full cost method of accounting, a ceiling test is performed each quarter. The full cost ceiling test is an impairment test to determine a limit, or ceiling, on the book value of oil properties. That limit is basically the after tax present value of the future net cash flows from proved crude oil reserves, excluding future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet; using an average price over the prior 12-month period held flat for the life of production plus the lower of cost or fair market value of unproved properties. If net capitalized costs of crude oil properties exceed the ceiling limit, we must charge the amount of the excess to earnings as an expense reflected in additional accumulated depreciation, depletion and amortization. This is called a “ceiling limitation write-down.”   No impairment loss was recognized for the period ended March 31, 2011 and 2010. Gain or loss is not recognized on the sale of oil properties unless the sale significantly alters the relationship between capitalized costs and estimated proved oil reserves attributable to a cost center.

Depletion of proved oil properties is computed on the unit-of-production method, whereby capitalized costs, as adjusted for future development costs and asset retirement obligations, net of salvage, are amortized over the total estimated proved reserves.

Income taxes

Income taxes are accounted for under the asset and liability method in accordance with Accounting Standards Codification (“ASC”) 740-10.  Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The Company provides valuation allowances against the net deferred tax asset for amounts that are not considered more likely than not to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that is probable that taxable profit will be available against which deductible temporary differences can be utilized.  Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the profit or loss, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.  Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax asset and liabilities on a net basis.  As of March 31, 2011 and December 31, 2010, the Company’s deferred tax liabilities amounted to $104,164 and $103,192, respectively.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Value-added tax (“VAT”)

Sales revenue represents the invoiced value of oil, net of a value-added tax. All of the Company’s oil that is sold in the PRC is subject to a Chinese VAT at a rate of 3% on the gross sales price. The Company records its VAT payable in the financial statements.

Long-lived asset

Long-lived assets held and used by the Company are reviewed for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company, which are subject to evaluation, consist of oil properties and fixed assets.

Cash and concentration of risk

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for statement of cash flows purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC.

The Company’s cash equivalents are exposed in concentration of credit risk. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of March 31, 2011 and December 31, 2010, the Company had deposits not covered by insurance totaling $121 and $120, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

All of the Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial conditions and results of operations may be influenced by the political, economic and legal environments in that country, and by the general state of that country’s economy. The Company’s operations in the PRC are subject to the specific considerations and significant risks not typically associated with companies in the United States. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

During the three months ended March 31, 2011, all of the Company's assets were located in the PRC.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

The Company maintains its accounting records in its functional currency in Renminbi (“RMB”). All assets and liabilities accounts were translated at the exchange rate on the balance sheet date; shareholder's equity is translated at the historical rates and items in the statements of operations and cash flows are translated at the average rate for the period.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The exchange rates used to translate amounts in RMB into US$ or $ for the purposes of preparing the financial statements were as follows:

	As of March 31, 2011	As of December 31, 2010
Balance sheet items, except for
paid-in capital and retained earnings	US$1= RMB 6.5501	US$1= RMB 6.6118

	March 31, 2011	March 31, 2010
Amounts included in the statements of
operations and cash flows for the three months period ended	US$1= RMB 6.5713	US$1= RMB 6.8360

No presentation is made that RMB amounts have been, or would be, converted into US$ at the above rates. Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representation that the RMB could be converted into US$ at that rate or any other rate.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions, any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting.

Comprehensive income

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in RMB to US$ is reported as other comprehensive income in the statements of operations and shareholders’ equity. Foreign currency translation gains recorded in accumulated other comprehensive income as of March 31, 2011 and December 31, 2010 were $18,576 and $14,015, respectively.

Environmental costs

The PRC has adopted extensive environmental laws and regulations that affect the operations of the oil and gas industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company. Hence no reserves have been set up for environmental costs.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Asset retirement obligation

ASC 410-20 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Subsequent to initial measurement, the asset retirement liability is required to be accreted each period to its present value. Capitalized costs are depleted as a component of the full cost pool using the units-of-production method. As of March 31, 2011, we had only three exploratory wells and we estimate the related asset retirement obligation be minimal; hence no asset retirement liability had been accrued.

Recent accounting pronouncements

In December 2010, the Financial Accounting Standard Board (“FASB”) issued amended guidance to clarify the acquisition date that should be used for reporting pro-forma financial information for business combinations. If comparative financial statements are presented, the pro-forma revenue and earnings of the combined entity for the comparable prior reporting period should be reported as though the acquisition date for all business combinations that occurred during the current year had been completed as of the beginning of the comparable prior annual reporting period. The amendments in this guidance became effective prospectively for business combinations for which the acquisition date is on or after January 1, 2011. There was no impact in the results as the amendments relate only to additional disclosures.

In December 2010, the FASB issued amendments to the guidance on goodwill impairment testing. The amendments modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In making that determination, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The amendments were effective January 1, 2011 and did not have a material impact in the financial statements.

In January 2011, the FASB temporarily deferred the disclosures regarding troubled debt restructurings which were included in the disclosure requirements about the credit quality of financing receivables and the allowance for credit losses which was issued in July 2010.  In April 2011, the FASB issued additional guidance and clarifications to help creditors in determining whether a creditor has granted a concession, and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring. The new guidance and the previously deferred disclosures are effective July 1, 2011 applied retrospectively to January 1, 2011. Prospective application is required for any new impairments identified as a result of this guidance. These changes are not expected to have a material impact in the financial statements.

In January 2010, the FASB issued additional disclosure requirements for fair value measurements which the company included in its interim and annual financial statements in 2010.  Certain disclosure requirements relating to fair value measurements using significant unobservable inputs (Level 3) were deferred until January 1, 2011. These new requirements did not have an impact in the results as they relate only to additional disclosures.

2.   OIL PROPERTIES

The following is a summary of oil properties as of March 31, 2011 and December 31, 2010:

	March 31, 2010	December 31, 2010
	(unaudited)	(audited)
Oil properties, proved	$3,448,679	$3,411,102
Oil properties, unproved – Exploration rights	8,105,268	8,035,144
Less: Accumulated depreciation, depletion and amortization	(63,096)	(62,508)
Oil properties, net	$11,490,851	$11,383,738

No depreciation, depletion and amortization was recognized in the three months ended March 31, 2011 and 2010.

3.   FIXED ASSETS

The following is a summary of fixed assets as of March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
Furniture, fixtures and equipment	$10,087	$9,993
Motor vehicles	27,175	26,922
Less: Accumulated depreciation, depletion and amortization	(14,022)	(11,817)
Fixed assets, net	$23,240	$25,098

Depreciation expense for the three months ended March 31, 2011 and 2010 were $2,205 and $2,120, respectively.

4.   ACCOUNTS PAYABLE

The Company’s accounts payable consist primarily of amounts due to oil well drilling service contractors.  Our well drilling contractors provide us with payment terms for their services that require 30% of the estimated well drilling contract cost to be paid at the time of signing service contract, and 60% of the actual well drilling cost at the time of providing the service and the final 10% retention money to be paid six months after the completion of drilling services.

5.   COMMITMENTS AND CONTINGENCIES

(A)       Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

5.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

(B)      Commitments

The Company has an oil exploration agreement with Sunite Right Banner Jianyuan Mining Co., Ltd (“Jianyuan”) for its Durimu oil field in the Inner Mongolia Province of the PRC. The agreement requires minimum yearly investments in oil resources exploration of $1,526,694 (RMB10,000,000) through 2035. As of March 31, 2011, the Company had outstanding commitments with respect to the above commitment, which are due as follows:

Future required minimum payments
2011	$1,526,694
2012	1,526,694
2013	1,526,694
2014	1,526,694
2015	1,526,694
Thereafter	29,007,191

Total	$36,640,661

Additionally, the Company has an oil exploration agreement with Jianyuan for the usage of oil exploration rights for its Durimu oil field through 2035. Under the agreement, the Company must make specified minimum payments yearly of $53,324 (RMB349,280). As of March 31, 2011, the Company had outstanding commitments with respect to the above commitment, which are due as follows:

Future required minimum payments
2011	$-
2012	53,324
2013	53,324
2014	53,324
2015	53,324
Thereafter	1,013,163

Total	$1,226,459

Commitments for capital expenditures were approximately $37,867,120 as of March 31, 2011 related to oil field development and future work commitments in the Durimu oil field. As of March 31, 2011, the Company has no other capital commitments.

6.   INCOME TAX

The Company was incorporated in the PRC and is subject to the PRC Corporate Income Tax (“CIT”) which is computed according to the relevant laws and regulations in the PRC. The application tax rate has been 25% for the period ended March 31, 2011 and 2010.

The reconciliation of income taxes computed at the CIT rates to total income tax expenses for the three months period ended March 31, 2011 and 2010 is as follows:

	Three months ended March 31,
	2011	2010
	(unaudited)	(unaudited)
Loss before income taxes	$(14,462)	$(22,393)

Computed at CIT rate of 25%	(3,616)	(5,598)
Change in valuation allowance	3,616	5,598
Income tax expenses	$-	$-

Deferred income tax reflect the effect of temporary differences between amounts of assets, liabilities and equity for financial reporting purpose and the base of such assets, liabilities, and equity as measured by tax laws.

The tax effects of temporary differences that give rise to the Company’s net tax liabilities as of March 31, 2011 and December 31, 2010, are as follows:

	March 31,	December 31,
	2011	2010
	(unaudited)	(audited)
Deferred tax liabilities:
Depreciation, depletion and amortization of oil properties	$104,164	$103,192
Tax loss carried forward	(34,173)	(30,557)
Valuation allowance	34,173	30,557

	$104,164	$103,192

7. RELATED PARTY BALANCE

As of March 31, 2011 and December 31, 2010, the Company owed a shareholder an amount of $10,526,860 and $10,416,444, respectively, which is unsecured, interest-free and repayable on demand. As a condition to the closing of the Shengyuan Acquisition (see note 8), this shareholder fully and unconditionally waived all repayment of this amount.

8.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred through the issuance date of this financial statements in accordance with ASC 855-10.

On April 21, 2011, China North East Petroleum Holdings Limited (“NEP”), executed a share transfer agreement with the shareholders of the Company (the “Shareholders”) to acquire the entire equity interests of the Company (“Share Transfer Agreement”).

The total purchase price is valued at approximately $43.4 million consisting of RMB70 million (approximately US$10.6 million) in cash and 5,800,000 shares of NEP’s common stock (the “Acquisition Shares”).  The Acquisition Shares had been issued pursuant to a share issuance agreement by and among NEP, Bellini Holdings Management Ltd., a company organized by the Shareholders of the Company under the laws of the British Virgin Islands (“Bellini”), and the Shareholders dated January 19, 2011 (the “Share Issuance Agreement”).

The cash consideration had been received by the Shareholders at closing.  Bellini is an entity fully controlled by the Shareholders and designated by the Shareholders to receive the Acquisition Shares.

In addition, a shareholder waived all rights to repayment of the amount due to him in the amount of $10,526,860 described in note 7 above.